As filed with the Securities and Exchange Commission on June 20, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Edgewater Technology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	71-0788538
(State of Incorporation)	(I.R.S. Employer Identification No.)

20 Harvard Mill Square

Wakefield, Massachusetts 01880

(Address of principal executive offices)

Edgewater Technology, Inc. 2003 Equity Incentive Plan

(Full title of the plan)

Gordon Y. Allison, Esq.

Executive Vice President – General Counsel

Edgewater Technology, Inc.

4710 South Thompson Avenue, Suite 103

Springdale, Arkansas 72764

(479) 872-8200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Brian J. Lynch, Esq.

COOLEY GODWARD LLP

One Freedom Square

11951 Freedom Drive

Reston, Virginia 20190

(703) 456-8000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee

Common Stock, $0.01 par value per share, and associated Series A Junior Participating Preferred Stock Purchase Rights (1)	500,000 shares	$4.72	$2,360,000	$190.92

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement shall also cover any additional shares of Registrant’s Common Stock that become issuable under the plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Registrant’s Common Stock.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h). The price per share and aggregate offering price are based upon the average of the high and low prices of Registrant’s Common Stock on June 17, 2003, as reported on the Nasdaq National Market pursuant to Rule 457(c) under the Securities Act of 1933, as amended.

PART I. INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1. PLAN INFORMATION AND ITEM II. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

The documents containing the information to be included in Part I of this Registration Statement will be given to all persons who participate in the Edgewater Technology, Inc. 2003 Equity Incentive Plan, as specified by Rule 428 under the Securities Act of 1933, as amended, as required by Item I and Item II of Form S-8 promulgated under the Securities Act of 1933, as amended.

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by Edgewater Technology, Inc. (the “Registrant” or the “Company”) with the SEC are incorporated by reference into this Registration Statement, and all documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents:

1.	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2002, filed on March 28, 2003;

2.	Our Definitive Proxy Statement on Schedule 14A, filed on April 17, 2003;

3.	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, filed on May 15, 2003;

4.	Our Form 8-K filed on February 12, 2003;

5.	Our Form 8-K filed on March 13, 2003;

6.	Our Form 8-K filed on April 23, 2003;

7.	Our Form 8-K filed on June 5, 2003;

8.	Our Form 8-K filed on June 6, 2003;

9.	All other reports filed by us pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2002, including all materials incorporated by reference therein;

10.	The description of our common stock, $0.01 par value per share, contained in the Registration Statement of the Company (formerly known as StaffMark, Inc.) on Form 8-A filed with the SEC on September 17, 1996, including all amendments or reports filed for the purpose of updating this description; and

11.	The description of the Series A Junior Participating Preferred Stock Purchase Rights, contained in (and incorporated by reference to) our Form 8-K filed with the SEC on October 24, 2002, including all amendments or reports filed for the purpose of updating this description.

ITEM 4. DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

The validity of the Common Stock offered hereby will be passed upon for the Registrant by Gordon Y. Allison, Esq., Executive Vice President – General Counsel of the Registrant.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company’s By-laws provide that the Company shall indemnify any person who was or is party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was or has agreed to become a director or officer of the Company, or is or was serving or has agreed to serve at the request to the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, and may indemnify any person who was or is a party or is threatened to be made a party to such an action, suit or proceeding by reason of the fact that he or she is or was or has agreed to become an employee or agent of the Company, or is or was serving or has agreed to serve at the request of the Company, as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding had no reasonable cause to believe his or her conduct was unlawful, except that in the case of an action or suit by or in the right of the Company to procure a judgment in its favor (1) such indemnification shall be limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person in the defense or settlement of such action or suit, and (2) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Delaware Court of Chancery of the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. To the extent that a director, officer, employee or agent of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

Article Eight of the Company’s Certificate of Incorporation provides that the Company’s directors will not be personally liable to the Company or its stockholders for monetary damages resulting from breaches of their fiduciary duty as directors except (a) for any breach of the duty of loyalty to the Company or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the General Corporation Law of the State of Delaware, which makes directors liable for unlawful dividends or unlawful stock repurchases or redemptions or (d) for transactions from which directors derive improper personal benefit.

In accordance with Delaware law and its bylaws, the Company has entered into indemnification agreements with its directors and officers pursuant to which it will agree to pay certain expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement incurred by such directors in connection with certain actions, suits or proceedings. These agreements require directors to repay the amount of any expenses advanced if it shall be determined that they are not entitled to indemnification.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8. EXHIBITS

4.1	Certificate of Incorporation of the Company (Incorporated by reference from Exhibit 3.1 to the Company’s Registration Statement on Form S-1 (File No. 333-7513)).

4.2	Certificate of Amendment of Certificate of Incorporation (Incorporated by reference from Exhibit 3.2 to the Company’s Registration Statement on Form S-1 (File No. 333-7513)).

4.3	Certificate of Amendment of Certificate of Incorporation (Incorporated by reference from Exhibit 3.3 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 1998).

4.4	Certificate of Amendment of Certificate of Incorporation.*

4.5	Amended and Restated By-Laws of the Company, as amended (Incorporated by reference from Exhibit 3.5 to the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 1999).

4.6	Form of certificate evidencing ownership of Common Stock of the Company (Incorporated by reference from Exhibit 4.1 to the Company’s Registration Statement on Form S-1 (File No. 333-7513)).

4.7	Certificate of Ownership and Merger Merging Edgewater Technology, Inc. with and into StaffMark, Inc. and Changing the Company’s name to “Edgewater Technology, Inc.” (Incorporated by reference from Exhibit 4.1 to the Company Form 8-K filed on August 2, 2000).

4.8	Certificate of Designation of Series of A Junior Participating Preferred Stock. (Incorporated by reference from Exhibit 4.2 to the Company Form 8-K filed on August 2, 2000).

4.9	Amended and Restated Rights Agreement between Edgewater Technology, Inc. and EquiServe Trust Company dated as of October 23, 2002 (Incorporated by reference from the Company’s Form 8-K filed on October 24, 2002).

4.10	Edgewater Technology, Inc. 2003 Equity Incentive Plan.*

5	Opinion of Gordon Y. Allison, Esquire. *

23.1	Consent of Deloitte & Touche LLP. *

23.2	Notice regarding consent of Arthur Andersen LLP.*

23.3	Consent of Gordon Y. Allison, Esquire (included as part of Exhibit 5).

24	Power of Attorney (included as part of the signature page).

*	Attached hereto.

ITEM 9. UNDERTAKINGS

1. The undersigned Registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference herein.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Wakefield, Commonwealth of Massachusetts, on June 19, 2003.

EDGEWATER TECHNOLOGY, INC.

By:	/s/ SHIRLEY SINGLETON
Shirley Singleton President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by or on behalf of the following persons in the capacities and on the dates indicated. Each person, in so signing, also makes, constitutes and appoints Shirley Singleton, Kevin Rhodes and Gordon Y. Allison, and each of such officers acting singly, his true and lawful attorney-in-fact, in his or her name, place and stead to execute and cause to be filed with the Securities and Exchange Commission any or all amendments to this Registration Statement, with all exhibits and any and all documents required to be filed with respect thereto, and to do and perform each and every act and thing necessary to effectuate the same.

Signature	Title	Date

/s/ WILLIAM J. LYNCH William J. Lynch	Non-Executive Chairman of the Board of Directors	June 19, 2003

/s/ SHIRLEY SINGLETON Shirley Singleton	President and Chief Executive Officer, Director	June 19, 2003

/s/ KEVIN RHODES Kevin Rhodes	Chief Financial Officer (Principal Financial and Chief Accounting Officer)	June 19, 2003

/s/ CLETE T. BREWER Clete T. Brewer	Director	June 19, 2003

/s/ MICHAEL R. LOEB Michael R. Loeb	Director	June 19, 2003

/s/ BOB L. MARTIN Bob L. Martin	Director	June 19, 2003

/s/ WAYNE WILSON Wayne Wilson	Director	June 19, 2003

EXHIBIT INDEX

4.1	Certificate of Incorporation of the Company (Incorporated by reference from Exhibit 3.1 to the Company’s Registration Statement on Form S-1 (File No. 333-7513)).

4.2	Certificate of Amendment of Certificate of Incorporation (Incorporated by reference from Exhibit 3.2 to the Company’s Registration Statement on Form S-1 (File No. 333-7513)).

4.3	Certificate of Amendment of Certificate of Incorporation (Incorporated by reference from Exhibit 3.3 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 1998).

4.4	Certificate of Amendment of Certificate of Incorporation.*

4.5	Amended and Restated By-Laws of the Company, as amended (Incorporated by reference from Exhibit 3.5 to the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 1999).

4.6	Form of certificate evidencing ownership of Common Stock of the Company (Incorporated by reference from Exhibit 4.1 to the Company’s Registration Statement on Form S-1 (File No. 333-7513)).

4.7	Certificate of Ownership and Merger Merging Edgewater Technology, Inc. with and into StaffMark, Inc. and Changing the Company’s name to “Edgewater Technology, Inc.” (Incorporated by reference from Exhibit 4.1 to the Company Form 8-K filed on August 2, 2000).

4.8	Certificate of Designation of Series of A Junior Participating Preferred Stock. (Incorporated by reference from Exhibit 4.2 to the Company Form 8-K filed on August 2, 2000).

4.9	Amended and Restated Rights Agreement between Edgewater Technology, Inc. and EquiServe Trust Company dated as of October 23, 2002 (Incorporated by reference from the Company’s Form 8-K filed on October 24, 2002).

4.10	Edgewater Technology, Inc. 2003 Equity Incentive Plan.*

5	Opinion of Gordon Y. Allison, Esquire.*

23.1	Consent of Deloitte & Touche LLP.*

23.2	Notice regarding consent of Arthur Andersen LLP.*

23.3	Consent of Gordon Y. Allison, Esquire (included as part of Exhibit 5).

24	Power of Attorney (included as part of the signature page).

*	Attached hereto.